Exhibit 10.6
                                                                   ------------

STOCK EXCHANGE AGREEMENT MADE AND ENTERED INTO IN THE CITY AND DISTRICT OF MONTREAL, ON THE 2ND DAY OF OCTOBER, 1996


BY AND BETWEEN:    THE WIDECOM GROUP INC., a body politic and corporate,
                   duly incorporated according to the laws of the Province of Ontario,

                   (hereinafter referred to as "Widecom")


AND: SOCIETE INNOVATECH DU GRAND MONTREAL, a body politic duly constituted according to An Act respecting Societe Innovatech du Grand Montreal, R.S.Q. ch. S-17.2

                   (hereinafter referred to as "Innovatech")


SECTION 39 - PREAMBLE
---------------------

39.1 WHEREAS concurrently with the execution of this Agreement, Innovatech has subscribed for 450 Class "A" shares in the capital stock of 3294340 Canada Inc. ("Newco") and Widecom has subscribed for 450 Class "A" shares in the capital stock of Newco;

39.2 WHEREAS the parties hereto wish to enter into this Agreement in order to enable Innovatech to exchange its 450 Class "A" shares in the capital stock of Newco for common shares in the capital stock of Widecom on the terms and conditions provided for herein.


WHEREFORE THE PARTIES AGREE AS FOLLOWS:


SECTION 40  -  DEFINITIONS
--------------------------

40.1 In this Agreement, the following terms shall have the following meaning:

      40.1.1 "Acquisition" has the meaning attributed to it in paragraph 5.1.1;

      40.1.2 "Acquisition Notice" has the meaning attributed to it in subsection 5.2;

      40.1.3 "Arm's Length" has the meaning attributed to such term for the purposes of the Income Tax Act (Canada), as amended;

      40.1.4 "Business Day" means any day, other than a Saturday or Sunday or a day on which the principal commercial banks in the Province of Quebec or the Province of Ontario are not open for business during normal banking hours;

      40.1.5 "Charges" means any security interest, hypothec, prior claim, lien, charge, pledge, encumbrance, mortgage, adverse claim or title retention agreement of any nature of kind;

      40.1.6 "Class "A" Shares" means the Class "A" shares in the capital stock of Newco;

      40.1.7    "Closing" has the meaning attributed to it in subsection 4.1;

      40.1.8 "Closing Date" has the meaning attributed to it in subsection 4.1;

      40.1.9 "Common Shares" means the common shares in the capital stock of Widecom;

      40.1.10 "Exchange Act" means the Securities and Exchange Act of 1934 (United States), as amended;

      40.1.11 "Exchange Rate" means, at any time, the number of Common Shares that Innovatech will be entitled to receive for each Exchange Share, as such Exchange Rate may be adjusted under subsection 3.3 hereof;

      40.1.12 "Exchange Right" means the right of Innovatech to exchange the Exchange Shares for Common Shares as set out in subsection 5.1 hereof;

      40.1.13 "Exchange Shares" means the 450 Class "A" Shares issued to Innovatech on the date hereof;

      40.1.14    "Finger Print" means 3294412 Canada Inc.;

      40.1.15    "Flat Panel" means 3294421 Canada Inc.;

      40.1.16    "Newco" has the meaning attributed to it in subsection 1.1;

      40.1.17 "Notice of Exchange" has the meaning attributed to it in subsection 4.1;

      40.1.18 "Participation Notice" has the meaning attributed to it in subsection 5.2;

      40.1.19 "Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator, or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

      40.1.20 "Recapitalization" has the meaning attributed to it in subsection 3.3;

      40.1.21    "SEC" means the United States Securities and Exchange
      Commission;

      40.1.22 "Securities Act" means the Securities Act of 1993 (United States), as amended;

      40.1.23 "Shareholders Agreement" means the shareholders agreement entered into concurrently herewith among Innovatech, Widecom, Flat Panel, Finger Print and Newco;

      40.1.24 "Tag-Along Sale" has the meaning attributed to it in subsection 6.1;

      40.1.25 "Widecom SEC Documents" has the meaning attributed to it in paragraph 7.1.1.


SECTION 41.  -  AUTHORIZATION AND EXCHANGE OF EXCHANGE SHARES
-------------------------------------------------------------

41.1 Prior to the date hereof, Widecom has authorized the exchange and issuance to Innovatech, in accordance with the terms hereof, of up to 253,000 Common Shares, having the rights, privileges and preferences as set forth in the Certificate of Incorporation of Widecom, as amended.

41.2 Subject to the terms and conditions hereof, Innovatech shall have the right to exchange all and not less than all of the Exchange Shares for the Common Shares. Subject to the terms and conditions hereof, Widecom shall issue to Innovatech upon delivery by Innovatech of each of the Exchange Shares 562.2036 Common Shares. The right of Innovatech to exchange any other Class "A" Shares to be issued to Innovatech and the exchange rate with respect to such Class "A" Shares shall be negotiated in good faith by Widecom and Innovatech prior to the issuance of such Class "A" Shares by Newco.

41.3 The number of Common Shares to be issued upon the exchange referred to in subsection 3.2 shall be adjusted to take into account changes to the Common Shares occurring during the period from the date hereof until the date of such exchange. Such adjustment shall be made such that Innovatech shall be issued such number of Common Shares (or any security or property such Common Shares may have become) as shall be equal to the number of Common Shares (or such other security or property the Common Shares may have become) Innovatech would have been issued in the aggregate if they had exercised the Exchange Right upon the date hereof and had owned such shares from the date hereof until the date of the exchange. For greater clarity, if Widecom shall undertake a stock split, stock dividend or recapitalization (collectively, a "Recapitalization") prior to the issuance of the Common Shares to Innovatech, Innovatech shall receive such number of Common Shares or other securities as Innovatech would have received following such Recapitalization had Innovatech been issued its Common Shares prior to such Recapitalization and had subsequently participated fully in such Recapitalization.

41.4 Whenever the Exchange Rate is adjusted as provided in subsection 3.3, Widecom shall forthwith send to Innovatech a statement, signed by an officer of Widecom, describing in reasonable detail the facts giving rise to such adjustment, as well as the new Exchange Rate.


SECTION 42.  -  CLOSING DATES AND DELIVERY
------------------------------------------

42.1 The closing of the exchange of the Exchange Shares for the Common Shares shall be held at the offices of Lapointe Rosenstein, 1250 Rene-Levesque Boulevard West, Suite 1400, Montreal, Quebec at 10:00 a.m., local time, on the first Business Day twenty (20) days after receipt by Widecom of a properly completed and executed notice of exchange in the form attached hereto as Schedule 4.1 (the "Notice of Exchange") or Participation Notice, as the case may be, on behalf of Innovatech (the "Closing") or at such other time and place upon which Widecom and Innovatech shall mutually agree (the date of the Closing is hereinafter referred to as the "Closing Date").

42.2 At the Closing, Innovatech shall surrender the certificate or certificates representing all the Exchange Shares duly endorsed. Thereupon, Widecom shall promptly issue and deliver at such office to Innovatech a certificate or certificates for the number of Common Shares to which Innovatech is entitled pursuant to subsection 3.2. Such exchange shall be deemed to have been made at the close of business on the date of such surrender of the certificate(s) endorsed in favour of Widecom representing all the Exchange Shares, and Innovatech shall be treated for all purposes as the record holder of such Common Shares on such date.


SECTION 43.  -  RESTRICTIONS ON EXCHANGE
----------------------------------------

43.1 Innovatech may exchange from time to time all and not less than all of the Exchange Shares for the Common Shares ("Exchange Right"), provided that the Exchange Right subsists, subject to the following:

      43.1.1 Prior to the first anniversary of the date hereof, Innovatech may exercise the Exchange Right only if (a) Widecom or its shareholders consent to the exercise of the Exchange Right, or (b) Widecom has received and accepted an offer for an Acquisition. In the event Innovatech exercises its Exchange Right pursuant to clause (b) of the preceding sentence, the Closing of such share exchange shall take place immediately prior to the closing of an Acquisition. As used herein "Acquisition" shall mean: (a) a consolidation or merger of Widecom with or into any other corporation or corporations pursuant to which the shareholders of Widecom prior to the merger or similar transaction shall own less than fifty percent (50%) of the voting securities of the surviving corporation, (b) or a sale, conveyance or disposition or series of related transactions of all, or substantially all, of the assets of Widecom, or (c) the effectuation by Widecom or the shareholders of Widecom of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of Widecom is disposed of (by way of the sale or issuance of new shares other than the sale or issuance of preferred shares), and (i) the consideration received in connection with such transaction, or series of related transactions, is at least sixty percent (60%) in cash, or (ii)(a) Widecom's corporate existence under the laws of the Province of Ontario shall not be terminated upon the consummation of the transaction or series of related transactions, and (b) the acquiring party in the acquisition does not agree in writing to permit Innovatech, upon the exchange of the Exchange Shares in accordance with this Agreement, to further exchange its Common Shares into shares of the acquirer on the same terms and conditions as were granted to the other shareholders of Widecom who upon such acquisition became shareholders of the acquirer.

      43.1.2 On or after the first anniversary of the date hereof, Innovatech may exercise the Exchange Right at any time upon proper notice to Widecom.

43.2 Widecom shall promptly provide Innovatech with notice of a proposed Acquisition ("Acquisition Notice"). The Acquisition Notice shall include the material terms and conditions of the proposed Acquisition, including but not limited to the aggregate number of shares of Widecom proposed to be acquired in the Acquisition, the aggregate number of issued and outstanding shares of Widecom's common shares and preferred shares and the amount and form of consideration to be paid by the proposed acquiror. Innovatech shall provide written notice ("Participation Notice") to Widecom within twenty (20) days of receipt of the Acquisition Notice of the number of Common Shares, if any, that Innovatech elects to include in any Tag-Along Sale in connection with the proposed Acquisition. If Widecom does not receive a timely Participation Notice from Innovatech then no Common Shares from Innovatech shall be included in the Tag-Along Sale in connection with the proposed Acquisition. In the event Innovatech elects to participate in a Tag-Along Sale and timely files a Participation Notice with Widecom, Innovatech shall not be required to file a Notice of Exchange with respect to the Exchange Shares. In the event that the Acquisition is an acquisition of all of the issued and outstanding shares of Widecom held by all of the shareholders of Widecom and Innovatech does not provide the Participation Notice and include in the Tag-Along Sale all of the Common Shares which would be issued to it upon the exchange of the Exchange Shares, then the Exchange Right shall upon the closing of the Acquisition become null and void.


SECTION 44.  -  TAG-ALONG RIGHT
-------------------------------

44.1 In the event of an Acquisition, Innovatech shall have the right, but not the obligation, to cause, as a condition to such Acquisition ("Tag-Along Sale"), that the proposed acquiror purchase from Innovatech, up to the number of Common Shares derived by multiplying the total number of Common Shares owned by or issuable to Innovatech upon the exchange of the Exchange Shares by a fraction, the numerator of which is equal to the aggregate number of shares of Widecom's common shares and preferred shares that are to be purchased by the proposed acquiror and the denominator of which shall be the total number of shares of Widecom's common shares and preferred shares outstanding immediately prior to the Acquisition, each as set forth in the Acquisition Notice. Any sales by Innovatech in a Tag-Along Sale shall be on the same terms and conditions as proposed by the proposed acquiror. If Innovatech so elects to participate in a Tag-Along Sale it shall deliver a Participation Notice to Widecom as specified in subsection 5.2.

44.2 Without prejudice to the Exchange Right set forth in subsection 3.1 hereof, notwithstanding anything in this Section 6 to the contrary, Innovatech hereby acknowledges and agrees that if an Acquisition is proposed directly with Widecom's shareholders, Widecom and Widecom's shareholders shall have no obligation to cause the proposed acquiror to purchase any Common Shares from Innovatech.


SECTION 45.  -  REPRESENTATIONS AND WARRANTIES OF WIDECOM
---------------------------------------------------------

45.1 Widecom represents and warrants to Innovatech, as of the date hereof and upon the Closing, the following:

      45.1.1 Widecom has delivered to Innovatech accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitively filed by Widecom with the SEC between December 16, 1995 and the date the representation or warranty is made (the "Widecom SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Widecom SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be; and (ii) none of the Widecom SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      45.1.2    The financial statements contained in the Widecom SEC
      Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be material in magnitude); and (iii) fairly present the financial position of Widecom as of the respective dates thereof and the results of operations of Widecom for the periods covered thereby.

      45.1.3 Widecom is a corporation duly organized, validly existing, and in good standing under the laws of the Province of Ontario. Widecom has full power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted.

      45.1.4 Widecom will have upon the date hereof all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

      45.1.5 Assuming the accuracy of the representations and warranties of Innovatech contained in Section 8 hereof, the offer, sale and issuance of the Common Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration or qualification) under the registration, permit or qualification requirements of all applicable United States securities laws.


SECTION 46.  -  REPRESENTATIONS AND WARRANTIES OF INNOVATECH
------------------------------------------------------------

46.1    Innovatech hereby represents and warrants to Widecom as follows:

      46.1.1 Innovatech is acquiring the right to the Common Shares for investment for Innovatech's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Innovatech understands that the right to the Common Shares has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Innovatech's representations as expressed herein.

      46.1.2 Innovatech acknowledges that, if acquired, the Common Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Innovatech is aware that Rule 144 promulgated under the Securities Act permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about Widecom, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

      46.1.3 Innovatech has had an opportunity to discuss Widecom's business, management and financial affairs with Widecom's management and has had the opportunity to inspect Widecom's facilities. Innovatech has also had an opportunity to ask questions of officers of Widecom, which questions were answered to its satisfaction. Innovatech understands that such discussions, as well as any written information issued by Widecom, were intended to describe certain aspects of Widecom's business and prospects but were not a thorough or exhaustive description.

      46.1.4 Innovatech is upon the date hereof and shall be upon the Closing Date the lawful owner (both beneficially and of record) of the Exchange Shares. Innovatech has upon the date hereof and will have upon the Closing Date good and marketable title to the Exchange Shares and the absolute right, power and capacity to transfer and deliver the Exchange Shares to Widecom pursuant to this Agreement, free and clear of any Charges.

      46.1.5 Widecom has not incurred and will not incur, directly or indirectly, as a result of any action taken by Innovatech, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.


SECTION 47.  -  RESTRICTIONS ON TRANSFER
----------------------------------------

47.1 The Exchange Right shall not be transferable except to any transferee of Exchange Shares as permitted in the Shareholders Agreement.


SECTION 48.  -  REGISTRATION RIGHTS
-----------------------------------

48.1 In the event of the exercise by Innovatech of the Exchange Right in accordance with the terms of this Agreement, Widecom shall:

      48.1.1 within thirty days of receipt of a written request for registration from Innovatech, file a registration statement under the Securities Act on Form S-3 (the "3-year Registration Statement") covering the registration of all the Common Shares received by Innovatech pursuant to this Agreement;

      48.1.2 cause the 3-year Registration Statement to be declared effective by the SEC under the Securities Act as soon as is practicable after the filing of such 3-year Registration Statement; and

      48.1.3 cause the 3-year Registration Statement to remain effective for a period of one hundred eighty (180) days after the effective date of the 3-year Registration Statement.

All expenses of the public offering of securities of Widecom pursuant to the 3-year Registration Statement (other than underwriters and brokerage fees and commissions) shall be borne by Widecom.

48.2 Following the receipt by Innovatech of Common Shares pursuant to this Agreement, and if the demand registration rights pursuant to subsection
10.1 hereof have not previously been exercised, Widecom shall notify Innovatech in writing at least ten (10) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of Widecom (excluding registration statements relating to employee benefit plans and corporate reorganizations) and will afford Innovatech the opportunity to include in such registration statement all or part of the Common Shares received by Innovatech pursuant to this Agreement. The expenses of such public offering of securities of Widecom (other than underwriters' commissions, if any, related to Innovatech's Common Shares included in such public offering, which shall be borne by Innovatech) shall be borne by Widecom. If Innovatech desires to include in any such registration statement all or any part of the Common Shares held by it, it shall, within ten (10) days after receipt of the above-described notice from Widecom, so notify Widecom in writing. Such notice shall state the intended method of disposition of the Common Shares by Innovatech.

48.3 If the registration statement under which Widecom gives notice under subsection 10.2 hereof is for an underwritten offering, Widecom shall so advise Innovatech. In such event, the right of Innovatech to be included in a registration pursuant to subsection 10.2 hereof shall be conditioned upon Innovatech's participation in such underwriting and the inclusion of Innovatech's Common Shares in the underwriting to the extent provided herein. If Innovatech proposes to distribute its Common Shares through such underwriting it shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of such agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the underwriter may reduce or exclude from such registration and underwriting up to all of Innovatech's Common Shares, provided that no securities of any Widecom shareholders are included in a public offering in which Innovatech's Common Shares are entirely excluded. Widecom shall so advise Innovatech, and the number of shares of Innovatech's Common Shares that may be included in the registration and underwriting will be reduced accordingly. No such reduction shall reduce the securities being offered by Widecom for its own account to be included in the registration and underwriting. If Innovatech disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to Widecom and the underwriter, delivered at least one (1) day prior to the effective date of the registration statement. Any Common Shares excluded or withdrawn from such underwriting shall be withdrawn from the registration.

48.4 All registration rights granted under this Section 10 shall terminate and be of no further force and effect on such date as the Common Shares received by Innovatech pursuant to this Agreement may be resold pursuant to the provisions of Rule 144 promulgated under the Securities Act.


SECTION 49.  -  COVENANTS OF WIDECOM
------------------------------------

49.1 As soon as practicable after the filing of any Widecom SEC Documents with the SEC, and in any event within twenty (20) days thereafter, Widecom will furnish Innovatech with such Widecom SEC Document.

49.2 Promptly after the issuance of the Common Shares to Innovatech pursuant to this Agreement, if Widecom's securities are publicly traded, Widecom shall take all necessary action to list such Common Shares, to the extent not already listed, on the securities exchange or over-the-counter market where the Widecom's securities are listed.

49.3 At the request of Innovatech, Widecom shall use its best efforts to ensure the application of Regulation S under the Securities Act to the issuance of the Common Shares to Innovatech pursuant to this Agreement.

49.4 So long as the Exchange Shares remain outstanding and the Exchange Right subsists, Widecom will at all times reserve and keep available, solely for issuance and delivery upon the exchange of the Exchange Shares, all Common Shares issuable upon such exchange.

49.5 At the Closing, Innovatech shall have obtained from Partridge Snow & Hahn, United States counsel to Widecom, an opinion letter covering substantially the same matters as was tendered upon the date hereof, addressed to it, dated the date of the Closing.

49.6 Widecom shall from the date hereof deliver to Innovatech such information and notices as Widecom is required to deliver to the holders of common shares and preferred shares of Widecom pursuant to Widecom's certificate of incorporation, as amended, or otherwise.


SECTION 50.  -  APPLICABLE LAW
------------------------------

50.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

50.2 Any dispute or controversy or claim arising out of this Agreement or any further agreements resulting herefrom shall be finally determined and settled by arbitration in accordance with the provisions of Section 17 of the Shareholders Agreement. The decision of the arbitrator shall be final and binding upon the parties, to the exclusion of courts of law.


SECTION 51.  -  ADDITIONAL INSTRUMENTS
--------------------------------------

51.1 Each party hereto shall, from time to time and at any time hereafter and as often as required by the other, make, do, execute and deliver, or cause to be made, done, executed and delivered, all such further acts, deeds, matters and things as may be reasonably devised or required by the other, whether for the purpose of more effectually and completely carrying out the terms of this Agreement.


SECTION 52.  -  NOTICES
-----------------------

52.1 All notices or other communications required or permitted to be given under this Agreement to a party hereto shall be in writing and delivered by hand or given by telecopier addressed to the party for whom it is intended as follows:

To Widecom :                  The Widecom Group Inc.
                              55 City Centre Dr.
                              Suite 500
                              Mississauga, Ontario
                              L5B 1M3

                              Attention of: President
                              Telecopier: (905) 566-0181

To Innovatech :               Societe Innovatech du Grand Montreal
                              2020 University Street
                              Suite 1527
                              Montreal, Quebec
                              Canada
                              H3A 2A5

                              Attention of: Andre Duquenne
                              Telecopier: (514) 864-4220

52.2 Notices delivered will be deemed given and received upon delivery and those sent by telecopier, on the next Business Day following the transmission.

52.3 Any party hereto may at any time and from time to time designate a substitute address for the purpose of subsection 14.1 by giving written notice thereof to the other party at least ten days in advance of the effective date of such designation.


SECTION 53.  -  ENTIRE AGREEMENT AND MODIFICATION OF AGREEMENT
--------------------------------------------------------------

53.1 This Agreement and the Shareholders Agreement constitute the entire agreement of the parties hereto with respect to the matters contained herein. No change or modification of this Agreement shall be binding, unless in writing and signed by the parties hereto.


SECTION 54.  -  UNENFORCEABILITY OF ANY PROVISION OF AGREEMENT
--------------------------------------------------------------

54.1 The invalidity or unenforceability of any provision of this Agreement or any covenant herein contained shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained, and this Agreement shall be construed as if such invalid or unenforceable provision or covenant was omitted.


SECTION 55.  -  COUNTERPARTS
----------------------------

55.1 This Agreement may be executed in several counterparts, each of which when executed by either of the parties shall be deemed to be an original and such counterparts shall together constitute but one and the same instrument.


SECTION 56.  -  SUCCESSORS AND PERMITTED ASSIGNS
------------------------------------------------

56.1 Except as otherwise provided for herein or in the Shareholders Agreement, this Agreement shall enure to the benefit of and be binding upon the heirs, legal representatives, executors, administrators, successors and permitted assigns of the parties hereto.


SECTION 57.  -  INTERPRETATION
------------------------------

For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

57.1 Any reference in this Agreement to any gender shall include both genders and the neutral, and words used herein importing the singular number only shall include the plural and vice versa.

57.2 The division of this Agreement into Sections, subsections and other subdivisions, and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.


SECTION 58.  -  LANGUAGE
------------------------

58.1 The parties hereto agree that this Agreement as well as all documentation contemplated hereby or pertaining hereto or to be executed in connection herewith be drawn up in the English language; les parties consentent a l'effet que cette convention de meme que tous documents envisages par les presentes ou y ayant trait ou qui seront signes relativement aux presentes soient rediges en anglais.


IN WITNESS WHEREOF, the parties have duly signed and executed these presents as of the place and date first hereinabove mentioned.


                                       THE WIDECOM GROUP INC.


                                       Per:


                                       Per:


                                       SOCIETE INNOVATECH DU GRAND MONTREAL


                                       Per:


                                SCHEDULE 4.1

                             NOTICE OF EXCHANGE


In accordance with the terms of that certain Stock Exchange Agreement, dated as of October 2, 1996, between The Widecom Group Inc. ("Widecom") and Societe Innovatech du Grand Montreal ("Innovatech") (the "Exchange Agreement"), notice is hereby given pursuant to subsection 4.1 of the Exchange Agreement that the undersigned elects to exchange all of the Exchange Shares (as defined in the Exchange Agreement) held by the undersigned on the date hereof, for the number of Common Shares (as defined in the Exchange Agreement) calculated pursuant to the relevant provisions of the Exchange Agreement.


Dated this             day of                           19     .


                                       SOCIETE INNOVATECH DU GRAND MONTREAL


                          By:          --------------------------------------

                          Print name:  --------------------------------------


                          Title:       --------------------------------------